Exhibit 10.23

TENTH AMENDMENT

TO FINANCING AGREEMENT

TENTH AMENDMENT, dated as of March 22, 2004 (the “Amendment”), to the Financing Agreement referred to below, by and among (i) DYNAX SOLUTIONS, INC. a Delaware corporation formerly known as Dynax Acquisition Corp. (the “Parent”), APPLICATION RESOURCES CONSULTING SERVICES, INC., a New York Corporation, ICS ACQUISITION CORP., a Delaware corporation, DSI ACQUISITION CORP., a Delaware corporation, DYNAX RESOURCES, INC., a Delaware corporation, LAUREN AND ASSOCIATES, INC., a New York corporation, PRIME TIME STAFFING, INC., a New York corporation, PURPLE CRAYONS, INC., a New York corporation, PURPLE CRAYONS ACQUISITION CORP., a Delaware corporation, and FATSAUCE STUDIO, INC., a Delaware corporation (each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, as agent (the “Agent”) for itself and its assigns (the “Lenders”).

WHEREAS, the Borrowers and the Lenders are parties to the Financing Agreement dated as of March 24, 1999, (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount of the Commitment (as defined in the Financing Agreement) set forth therein;

WHEREAS, the Borrowers, the Agent and the lenders desire to amend certain terms and provisions of the Loan Agreement to reflect, among other things, a modification of the Consolidated EBITDA covenant, a modification of the Fixed Charge Coverage Ratio covenant, and the extension of the Final Maturity Date (as defined in the Financing Agreement). In addition, the Parent has advised the Agent that the Borrowers are in default under the Fixed Charge Coverage Ratio covenant and the Consolidated EBITDA covenant set forth in the Loan Agreement and has requested the Agent to waive such defaults, and the Agent has agreed to such waiver, subject to (i) the execution and delivery of this Amendment by the Borrowers, and (ii) the other terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.1 Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

1.2 Definition in the Financing Agreement. Section 1.01 of the Financing Agreement is hereby amended by amending the definition of the term “Final Maturity Date” in its entirety to read as follows:

“Final Maturity Date” means March 24, 2005, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.”

2. Term Loan Repayment. Section 2.03(b) of the Financing Agreemetn is hereby amended in its entirety to read as follows:

“(b) The Term Loan shall be repayable in consecutive monthly installments, on the first day of each month, consisting of equal installments of $25,000 until the Final Maturity Date; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding principal of each Loan (including, without limitation, all Revolving Loans) shall be due and payable on the Final Maturity Date.”

3. Financial Covenants. Section 6.03 of the Financing Agreement is hereby amended as follows:

(a) Fixed Charge Coverage Ratio. Clause (c) of Section 6.03 of the Financing Agreement is hereby amended in its entirety to read as follows:

“(c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of any fiscal quarter of the Parent and its Subsidiaries, to be less than 1.0 to 1.0.”

(b) Consolidated EBITDA. Clause (d) of Section 6.03 is hereby amended in its entirety to read as follows:

“(d) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries, at the end of any fiscal quarter of the Parent and its Subsidiaries, to be less than $175,000.”

4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Tenth Amendment Effective Date”);

(a) The representations and warranties contained herein in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Tenth Amendment Effective Date shall be correct on and as of the Tenth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) The Agent shall have received counterparts of this Amendment which bear the signatures of each Borrower.

(c) The Borrowers shall have paid to the Agent, in immediately available funds, on the Amendment Effective Date, a non-refundable amendment fee equal to $20,000.

(d) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

5. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lender as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Tenth Amendment Effective Date shall be correct on and as of the Tenth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and subject to Section 6 hereof, no Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date.

(b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c) Authorization, Etc. The execution, delivery and performance by such Loan Party of this Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or bylaws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such

Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

6. Waiver and Consent. (a) Notwithstanding anything else to the contrary herein, pursuant to the request of the Parent, the Agent hereby consents to and waives any event of Default that would arise (i) under Section 6.03(d) of the Loan Agreement from the Borrowers having a Consolidated EBITDA of less than $225,000 at March 31, 2003 and $175,000 at March 31, 2004; provided that such consolidated EBITDA for the Fiscal Quarter ending March 31, 2004 shall in no event be less than $15,000 (negative fifteen thousand dollars as of the end of such fiscal quarter), or (ii) under Section 6.03(c) of the Loan Agreement from the Borrowers having a Fixed Charge Coverage Ratio of less than 1.0 to 1.0 at March 31, 2003 and March 31, 2004.

(b) The Agent’s consent and waiver of any Event of Default relating to the actions set forth in paragraph (a) above (i) shall become effective on the Tenth Amendment Effective Date, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Financing Agreements, which terms and conditions shall continue in full force and effective.

7. Continued Effectiveness of Loan Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Tenth Amendment Effective Date all references in any such Loan Documents to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Loan Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Section and paragraph headings herein as included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel L.L.P. counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

DYNAX SOLUTIONS, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

APPLICATION RESOURCES CONSULTING SERVICE, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

ICS ACQUISITION CORP.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

ARCS ACQUISITION CORP.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

DSI ACQUISITION CORP.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

DYNAX RESOURCES, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

PRIME TIME STAFFING, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

LAUREN AND ASSOCIATES, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

PURPLE CRAYONS, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

PURPLE CRAYONS ACQUISITION CORP.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

FATSAUCE STUDIO, INC.

By:	/s/ Pamela Fredette
	Name:	Pamela Fredette
	Title:	CEO

AGENT & LENDERS:

ABLECO FINANCE LLC

By:	/s/ Daniel E. Wolf
	Name:	Daniel E. Wolf
	Title:	SVP

A3 FUNDING LP, as a Lender
By:	A3 Fund Management LLC, its General Partner

By:	Kevin P. Genda
	Name:	Kevin P. Genda
Title: